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                                                                       EXHIBIT 7
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                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK
                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business September 30, 2001, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

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



                                                                             Dollar Amounts
ASSETS                                                                        In Thousands

Cash and balances due from depository
 institutions:
Noninterest-bearing balances and currency
  and coin...................................................                  $3,238,092
Interest-bearing balances....................................                   5,255,952
Securities:
  Held-to-maturity securities................................                     127,193
  Available-for-sale securities..............................                  12,143,488
Federal funds sold and Securities purchased
  under agreements to resell.................................                     281,677
Loans and lease financing receivables:
  Loans and leases held for sale.............................                         786
  Loans and leases, net of unearned
  income.....................................................                  46,206,726
LESS: Allowance for loan and lease losses....................                     607,115
Loans and leases, net of unearned
  income and allowance.......................................                  45,599,611
Trading Assets...............................................                   9,074,924
Premises and fixed assets (including
capitalized leases)..........................................                     783,165
Other real estate owned......................................                         935
Investments in unconsolidated subsidiaries
  and associated companies...................................                     200,944
Customers' liability to this bank on
  acceptances outstanding....................................                     311,521
Intangible assets
  Goodwill...................................................                   1,546,125
  Other intangible assets....................................                       8,497
Other assets                                                                    8,761,129
                                                                                =========
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



Total assets.................................................                 $87,334,039

LIABILITIES
Deposits:
   In domestic offices.......................................                 $28,254,986
   Noninterest-bearing.......................................                  10,843,829
   Interest-bearing..........................................                  17,411,157
   In foreign offices, Edge and Agreement
     subsidiaries, and IBFs..................................                  31,999,406
   Noninterest-bearing.......................................                   1,006,193
   Interest-bearing..........................................                  30,993,213
Federal funds purchased and securities sold under
   agreements to repurchase..................................                   6,004,678
Trading liabilities..........................................                   2,286,940
Other borrowed money:
   (includes mortgage indebtedness and obligations
   under capitalized leases).................................                   1,845,865
Bank's liability on acceptances executed and
   outstanding...............................................                     440,362
Subordinated notes and debentures............................                   2,196,000
Other liabilities............................................                   7,606,565
                                                                              -----------
Total liabilities                                                             $80,634,802
                                                                              ===========
EQUITY CAPITAL
Common stock.................................................                   1,135,284
Surplus......................................................                   1,050,729
Retained earnings............................................                   4,436,230
Accumulated other comprehensive income.......................                      76,292
Other equity capital components..............................                           0
Total equity capital.........................................                   6,698,535
                                                                              -----------
Total liabilities and equity capital.........................                 $87,334,039
                                                                              ===========
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         I, Thomas J. Mastro, Senior Vice President and Comptroller of the
above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                            Thomas J. Mastro,
                        Senior Vice President and Comptroller

         We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been

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prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Thomas A. Renyi      ]
Gerald L. Hassell    ]                           Directors
Alan R. Griffith     ]


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